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                                                                    Exhibit 23.4

                     [RP FINANCIAL LETTERHEAD APPEARS HERE]



                                December 19, 2001

Board of Trustees
SBU Bank
233 Genesee Street
Utica, New York  13501

Members of the Board of Trustees:

         We hereby consent to the use of our firm's name in the Form MHC-1 and the Form MHC-2, and any amendments thereto, for SBU Bank. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form S-1, including the prospectus of Partners Trust Financial Group, Inc.

                                                     Sincerely,

                                                     RP FINANCIAL, LC.


                                                           /s/


                                                     Gregory E. Dunn
                                                     Senior Vice President